Press Release

COWEN GROUP, INC. DECLARES QUARTERLY DIVIDEND ON ITS
SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

New York, NY, April 27, 2017 — Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or the “Company”) today announced that its board of directors has declared a quarterly cash dividend of $14.06 per share on the Company’s 5.625% Series A Cumulative Perpetual Convertible Preferred Stock (the “Convertible Preferred Stock”).

The quarterly dividend on the Convertible Preferred Stock is payable on May 15, 2017, to holders of record at the close of business on May 1, 2017.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, sales and trading and prime brokerage services through its two business segments: Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment. Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital. Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research, a sales and trading platform for institutional investors and a comprehensive suite of prime brokerage services. Founded in 1918, the firm is headquartered in New York and has offices worldwide. For additional information, visit www.cowen.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:    Cowen Group, Inc.
CONTACT:    Stephen Lasota
212-845-7919